Exhibit 10.123

[LETTERHEAD OF EOS INTERNATIONAL, INC.]

February 3, 2004

Peter A. Lund

32 East 64th Street

New York, NY 10021

Dear Mr. Lund:

This letter amends the letter dated July 24, 2000, as amended October 21, 2002, from Eos International, Inc. (the “Company”) to you regarding your employment by the Company (the “Letter”). By signing below you agree as follows:

1.	Pursuant to Paragraph A of the Letter, you were entitled to an annual salary of $300,000. Per the amendment letter dated October 21, 2002, you and the Company had agreed effective July 1, 2002 until otherwise agreed by you and the Company that your salary would be $3,000 per month. You and the Company have agreed effective January 16, 2004 until otherwise agreed by you and the Company that you will not receive a salary.

2.	Except to the extent amended hereby and by the letter dated October 21, 2002, the Letter shall continue in full force and effect.

If the foregoing correctly sets forth our agreement with respect to the matters set forth herein, please so indicate by signing two copies of this Agreement and returning one signed copy to the Chief Financial Officer of the Company, whereupon this Agreement shall constitute our binding agreement with respect to the matters set forth herein.

Very truly yours,

EOS INTERNATIONAL, INC.

By:	JOSE FERREIRA, JR.

Name:	Jose Ferreira, Jr.
Title:	President and CEO

AGREED AND ACCEPTED BY:

PETER A. LUND

Name:	Peter A. Lund
Date:	February 3, 2004